SCHEDULE I-H
CERTIFICATE OF AUTHORIZED PERSONS

(The Trust - Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting President of NORTHERN LIGHTS FUND TRUST, on behalf of The Arrow DWA Balanced Fund (the “Fund”), and further certifies that the following officers or employees of the Trust have been duly authorized in conformity with the Trust’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Trust and Custodian dated June 22, 2006 and that the signatures appearing opposite their names are true and correct:

Noah Hamman Name	President- Adviser Title	/s/Noah Hamman Signature
Michael Moody Name	Senior Portfolio Manager- Sub-Adviser Title	/s/ Michael Moody Signature
Harold Parker Name	Portfolio Manager- Sub-Adviser Title	/s/Harold Parker Signature
John Lewis Name	Portfolio Manager- Sub-Adviser Title	/s/John Lewis Signature
Andrew Rogers Name	President Title	/s/Andrew Rogers Signature
Adam Van de Berghe Name	Vice President Fund Acctng. - Administrator Title	/s/Adam Van de Berghe Signature
Michael McDermott Name	Manager Fund Accountant - Administrator Title	/s/Michael McDermott Signature
Lou Reynolds Name	Supervisor Fund Accountant - Administrator Title	/s/Lou Reynolds Signature
Larie Lydick Name	Vice President - Transfer Agent Title	/s/Larie Lydick Signature
Scott Lemmon Name	Manager - Transfer Agent Title	/s/Scott Lemmon Signature
Sheila Haddock Name	Team Member - Transfer Agent Title	/s/Sheila Haddock Signature
Bryan Kaminski Name	Team Member - Transfer Agent Title	/s/Bryan Kaminski Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]

By:

/s/Andrew B. Rogers

      Andrew B. Rogers, President

Date:

SCHEDULE II

SERIES

The Arrow DWA Balanced Fund Fees.

Annual fee equal to:

1.5 basis points or 0.015% on first $100 million of net assets

1.0 basis points or 0.010% on net assets greater than $100 million

$12 on DTCC Trades

$5 on checks and wires

Additional charges for foreign trades to be detailed in agreement

Out of pocket expenses for all services are not included.